Exhibit 10.8

EXECUTION VERSION

PARTICIPATION AGREEMENT

(GKK/AFR Senior Mezzanine Loan)

THIS PARTICIPATION AGREEMENT (this “Agreement”) is made and entered into as of August 22, 2008 by and among KBS DEBT HOLDINGS, LLC, a Delaware limited liability company (the “Original Lender”), in its capacity as issuer of the Participation Interests (as hereinafter defined) and as original lender under the Loan Documents (as hereinafter defined), KBS GKK PARTICIPATION HOLDINGS I, LLC, a Delaware limited liability company, as a participant (together with its permitted successors and assigns, “Participant A”), KBS GKK PARTICIPATION HOLDINGS II, LLC, a Delaware limited liability company, as a participant (together with its permitted successors and assigns, “Participant B”; each of Participant B and Participant A are sometimes individually referred to herein as a “Participant” and collectively as the “Participants”), and ARCHON GROUP, L.P., a Delaware limited partnership, as servicer.

W I T N E S S E T H

WHEREAS, pursuant to that certain Amended and Restated Senior Mezzanine Loan Agreement, with an original closing date of April 1, 2008 and amended as of August 22, 2008 (as amended and as may be further amended, restated, supplemented or otherwise modified, the “Loan Agreement”), Goldman Sachs Mortgage Company, a New York limited partnership (as successor-in-interest to Goldman Sachs Commercial Mortgage Capital, L.P.) (“GSMC”) and Citicorp North America, Inc., a New York corporation (“Citicorp”; and together with GSMC, collectively, the “Senior Mezzanine Lenders”) originated a certain senior mezzanine loan in the original principal amount of $500,000,000 (the “Loan”) to the entities named as borrowers in the Loan Agreement (and defined therein as Senior Mezzanine Borrower) (collectively, the “Borrower”), which Loan is evidenced by that certain Amended and Restated Mezzanine Promissory Note A-1 (Senior Mezzanine Loan), dated as of April 1, 2008 and amended as of August 22, 2008, and made by Borrower in favor of GSMC in the original principal amount of $281,250,000 and endorsed by GSMC in favor of Original Lender, and that certain Amended and Restated Mezzanine Promissory Note A-2 (Senior Mezzanine Loan), dated as of April 1, 2008 and amended as of August 22, 2008, and made by Borrower in favor of Citicorp in the original principal amount of $218,750,000 and endorsed by Citicorp in favor of Original Lender (collectively, and together with any and all renewals, amendments, modifications, consolidations and extensions thereof, the “Promissory Notes”);

WHEREAS, the Senior Mezzanine Lenders subsequently transferred their respective interests in the Loan to Original Lender;

WHEREAS, pursuant to the terms of this Agreement, Original Lender is tranching the Loan into the following components: (1) a pari passu Participation Interest in the initial principal amount of $281,250,000 (“Participation A”) and (2) a pari passu Participation Interest in the initial principal amount of $218,750,000 (“Participation B”, and collectively with Participation A, the “Participation Interests”);

WHEREAS, pursuant to the terms of this Agreement, (1) Original Lender wishes to sell, transfer and convey to Participant A, and Participant A wishes to purchase, acquire and take from Original Lender, Participation A and (2) Original Lender wishes to sell, transfer and convey to Participant B, and Participant B wishes to purchase, acquire and take from Original Lender, Participation B;

WHEREAS, in consideration for GSMC financing Participant A’s purchase and acquisition of the interests issued hereunder by Original Lender to Participant A, Participant A wishes to Transfer (as defined herein) all of its right, title and interest in and to the Participation A to GSMC pursuant to the terms and conditions of the Goldman Repurchase Agreement (as defined herein);

WHEREAS, in consideration for Citigroup (as defined herein) financing Participant B’s purchase and acquisition of the interests issued hereunder by Original Lender to Participant B, Participant B wishes to Transfer all of its right, title and interest in and to the Participation B to Citigroup pursuant to the terms and conditions of the Citigroup Repurchase Agreement (as defined herein);

WHEREAS, Original Lender will deliver to LaSalle (as defined herein), in its capacity as custodian pursuant to the Goldman Custodial Agreement (as defined herein), (1) the original Promissory Notes together with endorsements in blank executed by Original Lender, (2) the original Loan Agreement and (3) the original Loan Documents and all other original documents and agreements relating to the Loan (to the extent such originals of the Loan Documents and other documents relating to the Loan were delivered to Original Lender in connection with Original Lender’s acquisition of the Loan, otherwise, copies of such documents) as reasonably requested by Servicer or GSMC, each to be held by LaSalle on behalf of and for the benefit of the Participants and the Repurchase Counterparties, not as additional security under the Repurchase Agreements (as defined herein), but to enable the Participants, Repurchase Counterparties and/or Servicer, as applicable, to execute and effectuate the remedies available to Original Lender under the Promissory Notes, Loan Agreement and Loan Documents in accordance with the Repurchase Agreements; and

WHEREAS, Original Lender and each of the Participants desire to enter into this Agreement to memorialize the terms under which the Participants are purchasing their respective Participation Interests in the Loan specified herein, as well as the terms under which each Participant will hold its respective Participation Interest and pursuant to which the Loan will be serviced by Servicer.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.        Definitions. For purposes of this Agreement, all capitalized terms not expressly defined herein have the meanings ascribed thereto in the Loan Agreement. The meanings of all capitalized terms apply equally to the singular and plural of the terms defined.

“Accredited Investor” has the meaning provided in Section 11(d).

“Advance Interest” means interest at the Advance Rate on a Protective Advance from and including the date on which such Protective Advance was made to but excluding the date on which such Protective Advance is paid or reimbursed, less the amount of interest previously paid thereon.

“Advance Rate” means, for any period, a rate per annum payable by Borrower pursuant to the Loan Agreement with respect to the applicable Protective Advances.

“Affiliate” means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning provided in the recitals hereto.

“Annex” has the meaning provided in the definition of “Embargoed Persons.”

“Approved Servicer” has the meaning provided in the definition of “Qualified Transferee.”

“Borrower” has the meaning provided in the recitals hereto.

“Business Day” means any day, other than Saturday or Sunday, on which banks in New York are open for business.

“Buy Response” has the meaning provided in Section 7(b).

“Buy/Sell Notice” has the meaning provided in Section 7(a).

“Buy/Sell Notice Deadline” has the meaning provided in Section 7(a).

“Buy/Sell Response Date” has the meaning provided in Section 7(b).

“Buy/Sell Withdrawal Notice” has the meaning provided in Section 7(b).

“CDO” has the meaning provided in the definition of the term “Qualified Transferee”.

“CDO Asset Manager” means, with respect to any Securitization Vehicle which is a CDO, the entity that is responsible for managing or administering a Participation Interest as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Participation Interest).

“Citicorp” has the meaning provided in the recitals hereto.

“Citigroup” means Citigroup Financial Products, Inc., a Delaware corporation.

“Citigroup Repurchase Agreement” means that certain Master Repurchase Agreement, dated as of the date hereof, between Participant B, as seller, and Citigroup, as buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Closing Date” has the meaning provided in Section 7(c).

“Conduit” has the meaning provided in Section 10(d).

“Conduit Credit Enhancer” has the meaning provided in Section 10(d).

“Conduit Inventory Loan” has the meaning provided in Section 10(d).

“Curing Holder” has the meaning provided in Section 6(e)(ii).

“Eligibility Requirements” means, with respect to any Person, that such Person, together with its Affiliates, (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning (including indirectly through REMIC bonds and/or securitizations) commercial real estate loans or interests therein or operating commercial properties.

“Embargoed Person” means any Person, entity or government that is (i) subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in the Loan (whether directly or indirectly), is prohibited by law; (ii) a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (iii) is listed as a Specially Designated Terrorist or as a “blocked” person on any lists maintained by the Office of Foreign Assets Control, Department of the Treasury (the “OFAC”); pursuant to the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (together with all other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001, the “Patriot Act”) or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (iv) a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or (v) owned or controlled by or now acting for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act.

“Fitch” has the meaning provided in the definition of “Rating Agencies.”

“Foreclosed Participant” has the meaning provided in Section 5(g).

“Foreclosing Repurchase Counterparty” has the meaning provided in Section 5(g).

“Foreclosure Property Owning Entity” has the meaning provided in Section 8.

“Goldman Custodial Agreement” means that certain Custodial Agreement dated as of August 22, 2008, by and among LaSalle, as custodian, GSMC, as buyer, and Participant A, as seller.

“Goldman Repurchase Agreement” means that certain Master Repurchase Agreement, dated as of the date hereof, between Participant A, as seller, and GSMC, as buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“GSMC” has the meaning provided in the recitals hereto.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 22, 2008, by and among GSMC, Citicorp and SLG Stars Mortgage Loan LLC, collectively as senior lender, GSMC and Citicorp, collectively as senior mezzanine lender, and GSMC, Citicorp and SLG Stars Mezz Loan LLC, collectively as junior mezzanine lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity that holds the Participation Interest as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Investment Company Act” has the meaning provided in Section 11(d).

“Invoking Participant” has the meaning provided in Section 7(a).

“KBS Trust” means KBS Real Estate Investment Trust, Inc., a Maryland corporation.

“LaSalle” means LaSalle Bank, National Association, a national banking association.

“Lender” means the named lender under the Loan Documents.

“Loan” has the meaning provided in the recitals hereto.

“Loan Agreement” has the meaning provided in the recitals hereto.

“Loan Documents” means those documents listed on Exhibit A evidencing or securing the Loan.

“Major Decision” has the meaning provided in Section 5(c).

“Master Servicing Fee” has the meaning provided in Section 5(a).

“Material Disagreement” has the meaning provided in Section 7(a).

“Moody’s” has the meaning provided in the definition of “Rating Agencies.”

“Mortgage Loan” means that certain $250,000,000 senior loan made pursuant to that certain Loan Agreement, dated as of April 1, 2008, by the borrowers named therein and GSMC, Citicorp and SLG Stars Mortgage Loan LLC, collectively and each as a lender, and evidenced by three promissory notes made by each borrower in favor of the GSMC, Citicorp and SLG Stars Mortgage Loan LLC.

“Non-Curing Holder” has the meaning provided in Section 6(e)(ii).

“Non-Exempt Person” means any Person other than a Person who is either (i) a U.S. Person or (ii) has provided to Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Internal Revenue Code of 1986, as amended from time to time and any successor statute, or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit Servicer to make such payments free of any obligation or liability for withholding.

“Non-Foreclosed Participant” has the meaning provided in Section 5(g).

“Non-Purchasing Holder” has the meaning provided in Section 6(e)(i).

“Notice Participant” has the meaning provided in Section 7(a).

“OFAC” has the meaning provided in the definition of “Embargoed Persons.”

“Original Lender” has the meaning provided in the introductory paragraph to this Agreement.

“Participant” has the meaning provided in the introductory paragraph to this Agreement.

“Participant A” has the meaning provided in the introductory paragraph to this Agreement.

“Participant B” has the meaning provided in the introductory paragraph to this Agreement.

“Participation” or “Participation Interest” means an undivided beneficial participating interest in the Loan, the Loan Documents and the proceeds thereof, equal to the percentage specified in Exhibit C to this Agreement, subject to the terms of this Agreement.

“Participation A” has the meaning provided in the recitals hereto.

“Participation B” has the meaning provided in the recitals hereto.

“Participation Rate” shall mean a rate per annum equal to LIBOR plus 5.2% (actual/360) payable in respect of the Participation Interests held by the Participants.

“Patriot Act” has the meaning provided in the definition of “Embargoed Person.”

“Permitted Fund Manager” means any Person that on the date of determination is (i) one of the entities listed on Exhibit D or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a Proceeding.

“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Pricing Convention” has the meaning provided in Section 7(a).

“Promissory Notes” has the meaning provided in the recitals hereto.

“Pro Rata Share” means, as of any date, the ratio (expressed as a percentage) of the principal balance of the Participation Interest of a Participant to the aggregate principal balance of each of the Participation Interests, which is initially as set forth on Exhibit C attached hereto.

“Protective Advance” has the meaning provided in Section 6(a).

“Purchase Price” has the meaning provided in Section 7(b).

“Purchasing Holder” has the meaning provided in Section 6(e)(i).

“Purchasing Participant” has the meaning provided in Section 7(b).

“Qualified Servicer” means any nationally recognized commercial mortgage loan servicer that has a rating of “CSS2” or better by Fitch, is on the S&P Select Servicer List, and is acting as servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination (provided Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such servicer as servicer of such commercial mortgage securities as the cause for such downgrade, withdrawal or watch).

“Qualified Transferee” means (a) GSMC or any of its Affiliates, (b) Citigroup or any of its Affiliates, (c) Citicorp or any of its Affiliates, (d) Participant A or any of its Affiliates, (e) Participant B or any of its Affiliates, or (f) any one or more of the following:

(i)        a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate investment fund (including a fund established for the purpose of purchasing real estate debt instruments) that satisfies the Eligibility Requirements;

(ii)        an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, that satisfies the Eligibility Requirements;

(iii)        an institution substantially similar to any of the foregoing entities described in clauses (c)(i) or (c)(ii) that satisfies the Eligibility Requirements;

(iv)        any entity Controlled by, Controlling or under common Control with, one or more of any of the entities described in clause (a) or clauses (c)(i), (c)(ii), or (c)(iii) above;

(v)        a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy-remote entity which contemporaneously pledges its interest in the Participation Interest to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (“CDO”) secured by, or (C) a financing through an “owner trust” of, a Participation Interest (any of the foregoing, a “Securitization Vehicle”) provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a Securitization; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Participation Interest in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager (and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a Qualified Trustee, or a CDO Asset Manager which is a Qualified Trustee) are each a Qualified Transferee under clauses (a), (b), (c)(i), (c)(ii), (c)(iii), or (c)(iv) of this definition;

(vi)        an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (c)(i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment fund are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferee under clauses (c)(i), (ii), (iii) or (iv) of this definition;

(vii)        any other lender or entity which has been approved as a Qualified Transferee for purposes hereof by the Senior Lender (as such term is defined in the Intercreditor Agreement) under the Intercreditor Agreement (prior to a Securitization (as such terms is defined in the Intercreditor Agreement)) and, if a Securitization has occurred, by the Rating Agencies; or

(viii)        any Qualified Transferee under any of the foregoing clauses that is acting in an agency capacity for a syndicate of lenders, provided more than 50% of the committed loan amounts or outstanding loan balance are owned by lenders in the syndicate that are themselves Qualified Transferees.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” has the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision and examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rate either of the then in effect top two rating categories or each of the Rating Agencies.

“Rating Agencies” means Standard and Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”) or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by Servicer.

“Redirection Notice” has the meaning provided in Section 10(c).

“Regulation S” has the meaning provided in Section 11(d).

“Repurchase Agreements” means the Citigroup Repurchase Agreement and the Goldman Repurchase Agreement.

“Repurchase Counterparty” means Citigroup or GSMC, as buyers, under the respective Repurchase Agreements, or their respective successors or assigns thereunder.

“S&P” has the meaning provided in the definition of “Rating Agencies.”

“SEC” has the meaning provided in Section 11(d).

“Securities Act” has the meaning provided in Section 11(b).

“Securitization Vehicle” has the meaning provided in the definition of “Qualified Transferee.”

“Selling Participants” has the meaning provided in Section 7(c).

“Sell Response” has the meaning provided in Section 7(b).

“Senior Mezzanine Lenders” has the meaning provided in the recitals hereto.

“Servicer” has the meaning provided in Section 5(a).

“Servicing Agreement” means that certain Second Amended and Restated Interim Servicing Agreement, dated as of June 1, 2008, by and between GSMC, as owner, and Archon Group, L.P., as servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time, and any replacement servicing agreement which may be hereafter entered into with any successor Servicer and approved by the Participants as provided hereunder.

“Servicing Standard” has the meaning provided in Section 5(a).

“Special Servicing Fee” has the meaning provided in Section 5(a).

“Successor Participant” has the meaning provided in Section 5(g).

“Super-Priority Protective Advance” has the meaning provided in Section 6(b).

“Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

“Unanimous Decision” has the meaning provided in Section 5(d).

2.        Purchase of Participation Interest.

(a)        Participant A hereby purchases from Original Lender, and Original Lender hereby sells and assigns to Participant A, Participation A in accordance with the schedule annexed hereto as Exhibit C, for the purchase price set forth in the closing statement executed by the parties on the date hereof.

(b)        Participant B hereby purchases from Original Lender, and Original Lender hereby sells and assigns to Participant B, Participation B in accordance with the schedule annexed hereto as Exhibit C, for the purchase price set forth in the closing statement executed by the parties on the date hereof.

(c)        Original Lender shall deliver to each Participant a participation certificate (a “Participation Certificate”) in the form of Exhibit B hereto to evidence each Participant’s Participation Interest. The rights and obligations of the Participants hereunder shall be subject to the terms and provisions of this Agreement and to the terms of the Loan Documents.

3.        Custody of Loan Documents. Custody of all documents evidencing or securing the Loan (including the original Promissory Notes, together with endorsements in blank executed by Original Lender) shall be held exclusively by LaSalle, in its capacity as custodian pursuant to the Goldman Custodial Agreement, on behalf of and for the benefit of the Participants and Repurchase Counterparties, except that each Participant shall hold its own Participation Certificate. Original Lender acknowledges that (a) it has no financial interest in the Promissory Notes or the Loan and that Servicer or GSMC, each on behalf of all Participants, may execute and effectuate any and all remedies available to Original Lender under the Promissory Notes, Loan Agreement and any of the Loan Documents and (b) upon a default or event of default under the Promissory Notes, Loan Agreement, any of the Loan Documents or in connection with the Loan, together with a default or event of default under either the Goldman Repurchase Agreement and/or the Citigroup Repurchase Agreement, GSMC may, on behalf of GSMC, Citigroup and the non-defaulting Participant, exercise all rights and remedies available to Original Lender under the Promissory Notes, Loan Agreement, Loan Documents or in connection with the Loan; provided, however, that GSMC shall obtain Citigroup’s prior written consent prior to taking any action constituting a Unanimous Decision in accordance with Section 5(d) hereof.

4.        Priority of Participation Interests; Payments.

(a)        Each Participation Interest shall be of equal priority, and no portion of such Participation Interest shall have priority or preference over any portion of the other Participation Interest or security therefor.

(b)        Any amounts received by Original Lender or Servicer under the Promissory Notes and in respect of the Loan shall be immediately distributed in accordance with each Participant’s respective Pro Rata Share one (1) Business Day after receipt thereof (or, if received after 1:00 p.m. New York time, within two (2) Business Days after receipt thereof) and pursuant to the wire instructions on Schedule II hereto (as the same may be modified upon five (5) Business Days prior notice by the Repurchase Counterparties to Servicer). Servicer shall not be deemed to have received any payments on the Loan until such time as Servicer has immediately available funds reflecting such payment. During such time as the distribution of any funds received by Original Lender in accordance with the terms hereof are pending, the Original Lender shall hold such funds in trust for the Participants and shall segregate the funds pending distribution thereof and pursuant to the terms hereof. Notwithstanding anything to the contrary herein, Servicer shall not be obligated to make any advances in respect of the Loan. Servicer and Original Lender hereby represent that the Borrower, together with any servicers or deposit account banks involved in the administration and distribution of the Loan proceeds have been irrevocably instructed to make all payments under the Promissory Notes and in connection with the Loan and any amounts otherwise distributable to the Senior Mezzanine Lenders directly to Servicer.

(c)        All payments and proceeds (of whatever nature) received with respect to the Loan will be applied in the following order:

(i)        first, to Servicer in payment of the Master Servicing Fee, any Special Servicing Fee, and any unreimbursed out-of-pocket costs and expenses which are reasonably incurred by Servicer in administering the Loan and pursuing remedies under the Loan Documents, including any such costs and expenses which are reimbursable by Borrower pursuant to the terms of the Loan Documents which remain unpaid, including fees charged by Servicer, enforcement costs and reimbursement of previously advanced expenses due and owing to Servicer and any other fees payable to Servicer in accordance with the Loan Documents (which shall be deemed to include any assumption fees);

(ii)        next, to each of the Participants in the amount of any unreimbursed Super-Priority Protective Advances made by the Participants and Advance Interest with respect to such Super-Priority Protective Advances, which shall be paid to the Participants with a priority in accordance with the respective dates such Super-Priority Protective Advances were made, with the first Super-Priority Protective Advances being reimbursed first and, to the extent Super-Priority Protective Advances are made by more than one Participant, on a pro rata basis in accordance with the amount of Super-Priority Protective Advances made by each Participant;

(iii)        next, to each of the Participants, in the amount of any unreimbursed Protective Advances (other than Super-Priority Protective Advances reimbursed pursuant to the foregoing clause (ii)) made by the Participants and Advance Interest with respect to such Protective Advances, which shall be paid to the Participants with a priority in accordance with the respective dates such Protective Advance were made, with the first Protective Advances being reimbursed first and, to the extent Protective Advances are made by more than one Participant, on a pro rata basis in accordance with the amount of Protective Advances made by each Participant;

(iv)        next, an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Loan, to each Participant at the Participation Rate on a pari passu basis in accordance with the respective amounts of interest accrued at the Participation Rate, less in each case, such Participant’s Pro Rata Share of any Special Servicing Fee and the Master Servicing Fee;

(v)        next, an amount equal to any principal payments received on the Loan, whether scheduled or extraordinary (including any payment of principal payable on the Maturity Date and any Prepayment Amount), to each Participant on a pari passu basis in accordance with the Pro Rata Share of each Participant; and

(vi)        next, any fees, default interest and other excess amounts allocable to periods after the date hereof, to the extent actually paid by the Borrower, to each Participant in accordance with its Pro Rata Share.

5.        Servicing of the Loan and Participation Interests.

(a)        The servicer of the Loan and Participation Interests shall be Archon Group, L.P., or such other party as shall be selected by the Participants pursuant to the terms hereof (the “Servicer”). Servicer shall have such powers as are specifically designated to Servicer pursuant to this Agreement and the Servicing Agreement (provided that if there shall be any conflict between the terms of this Agreement and the Servicing Agreement, the terms of this

Agreement shall control), together with such powers as are reasonably incidental thereto. Servicer shall perform its duties hereunder in the best interests of and for the sole benefit of the Participants as a collective whole (as determined by Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the Loan and without regard to any other business relationship Servicer or its affiliates may have with Borrower or its affiliates (or any other conflict-of-interest of Servicer) and, to the extent consistent with the foregoing, the higher of the following standards: (i) in the same manner in which it services and administers commercial loans or REO property, as applicable, held in its own portfolio or in the portfolio of any of its affiliates, and (ii) the same care, skill, prudence and diligence with which Servicer services and administers similar loans or REO property, as applicable for other third-parties (the “Servicing Standard”) (except that under no circumstance shall Servicer have any liability arising from any action or inaction by Servicer to the extent directed by Participants exercising their voting rights hereunder or as a result of any failure by Participants holding the required percentage of the Pro Rata Shares to reach agreement where such an agreement is required as a condition to Servicer’s taking a specified action hereunder). Servicer, in acting on behalf of all of the Participants, shall not have any fiduciary duty to any Participant in connection with the administration of the Loan. Each Participant shall, from time to time, upon written request of Servicer, execute and deliver such documents and instruments as may be reasonably necessary to enable Servicer effectively to service, administer and enforce the Loan in the manner contemplated by this Agreement and the Loan Documents. In consideration of the performance of all of its duties hereunder, Servicer shall be entitled to deduct from payments due to Participant A and Participant B on a pari passu basis in accordance with the Pro Rata Share of each Participant, a monthly servicing fee in an amount equal to one (1) basis point (0.01%) per annum of the aggregate value of the Participations (the “Master Servicing Fee”). During the continuance of any Event of Default, workout or exercise of remedies under the Loan Documents, and following any foreclosure, Servicer shall also be entitled to collect from Participant A and Participant B on a pari passu basis in accordance with the Pro Rata Share of each Participant, an additional monthly servicing fee in an amount to be agreed by the parties based on then-market special servicing fee rates (the “Special Servicing Fee”), which shall be payable monthly from amounts received by Servicer from or on account of borrower under the Loan in accordance herewith. Other than with respect to the servicing of the Participation Interests, Original Lender shall be solely responsible for all fees incurred in connection with the servicing of the Loan and none of the Participants, GSMC or Citigroup shall have any obligation to pay such servicing fees incurred in connection with the servicing of the Loan.

(b)        Except as otherwise expressly provided in this Agreement, Servicer shall take all such actions as are necessary to enforce and comply with the terms of the Loan Documents (and other documents and instruments delivered in connection with the purchase of the Loan on or about the date hereof), including but not limited to the following:

(i)        Servicer shall keep, in all material respects, complete, accurate and separate books of account and records at all times indicating all amounts due and all payments made by Borrower with respect to the Loan, which books and records shall be available for inspection by representatives of the Participants during Servicer’s regular business hours upon at least one (1) Business Day prior notice.

(ii)        Servicer shall, within five (5) Business Days of its notification or receipt, notify the Participants of any matter which Servicer believes would have a material adverse effect on the Loan or the Loan Documents and the interest of the Participants.

(iii)        Servicer shall handle all communications with Borrower or its representatives on behalf of the Participants.

(iv)        Servicer shall use reasonable efforts to collect, and shall distribute upon receipt, any quarterly and annual financial statements required to be delivered by Borrower.

(v)        Subject to Sections 5(c) and (d) below, Servicer shall handle all other miscellaneous servicing matters which arise during the term of the Loan, including, without limitation, lease reviews and monitoring of compliance with applicable covenants.

(vi)        Servicer shall prepare and send to Borrower demand letters for reimbursement of all expenses properly incurred which are reimbursable from Borrower and deliver same to the Participants in accordance herewith if not due Servicer hereunder.

(c)        Servicer shall not take any of the following actions (each a “Major Decision”) without the prior written consent of Participants holding more than 50% of the Pro Rata Shares in the Loan:

(i)        at any time after acceleration of the maturity of the Loan, accept any late payment in respect of the Loan;

(ii)        approve any modification or termination of the property management agreement, or approve any new property management agreement, in each case to the extent consent is required under the Loan Documents;

(iii)        approve any leases or any renewals, amendments or modifications thereof to the extent consent is required under the Loan Documents;

(iv)        approve any insurance not conforming to the requirements in the Loan Documents;

(v)        make any decision with respect to any environmental or zoning matters affecting the Borrower or any Property (other than the making and pursuing of a claim under any environmental guarantees or indemnities);

(vi)        adjust, settle and administer any casualty insurance and/or condemnation claims, proceeds and awards (or consent or approve any such matter) to the extent consent is required under the Loan Documents; or

(vii)        make any other decision with respect to the Participants, the Loan or otherwise, that are to be made by Original Lender and/or the Participants and that are not Unanimous Decisions.

(d)        Servicer shall not take any of the following actions (each a “Unanimous Decision”) without the prior written consent of all Participants:

(i)        release, waive, forgive or reduce any claim for principal and/or interest under the Loan Documents or increase the principal amount or interest under the Loan Documents;

(ii)        extend the maturity date of the Note;

(iii)        consent to any material release, termination, modification or amendment of any guaranty or indemnity under the Loan to the extent approval is required under the Loan Documents;

(iv)        release any material lien created by the Loan Documents, or approve or consent to any material release, substitution or exchange of any collateral or security for the Loan, in each case to the extent consent is required under the Loan Documents;

(v)        take any material action in the bankruptcy proceedings of Borrower, including the release, settlement, compromise, voting on, or approval of any claim, settlement, plan or payment relating to the Loan as a result of or in connection with any bankruptcy, insolvency, reorganization or similar proceeding relating to Borrower, any Person or entity related to or affiliated with Borrower, or any guarantor of any of Borrower’s obligations;

(vi)        accelerate the maturity of the Note, commence foreclosure proceedings upon or comparable conversion of the ownership of any of the Collateral, commence any proceedings to collect any amounts owing or claimed to be owing under any guaranty, appoint or request the appointment of a receiver of the Collateral, collect proceeds from the Collateral, take possession of the Collateral, determining the amount of any credit bid in any foreclosure action or otherwise exercise enforcement remedies;

(vii)        approve any material amendment or material modification of the Note or any other Loan Document;

(viii)        permit secondary financing or any other borrowing by Borrower not expressly permitted by the Loan Documents;

(ix)        waive, defer or otherwise vary from enforcement of the terms of the Loan Documents relating to payment of interest, principal, real estate taxes or in the procurement of insurance;

(x)        approve or consent to the transfer, pledge or other encumbrance of any direct or indirect ownership interests in Borrower or the Property not permitted by the Loan Documents;

(xi)        approve the selection of a new property manager or franchisor, if applicable;

(xii)        waive or reduce any claim for any late payment charges or default interest due under the Loan Documents;

(xiii)        decrease any fee payable by Borrower under the Loan Documents; or

(xiv)        approve any replacement or successor Servicer, whether or not such proposed replacement or successor Servicer is a Qualified Servicer.

(e)        If Servicer shall request in writing the approval or consent of any Participant and such approval or consent (or the denial of same) is not received by Servicer in writing within ten (10) Business Days of such request (or within such lesser time period as may be specified by Servicer if such lesser time period is required under the Loan Documents or if circumstances otherwise reasonably require a shorter time period), then, provided that such request was marked in bold lettering with the following language: “PARTICIPANT’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE IN ACCORDANCE WITH THE TERMS OF THE PARTICIPATION AGREEMENT”, with the blank in such language replaced by the applicable number, such Participant shall be deemed to have granted the requested approval or consent. If the Participants fail to reach any Unanimous Decision or any Major Decision during such ten (10) Business Day period (or such lesser time period as was specified by Servicer) within five (5) days after the expiration of such ten (10) Business Day period (or lesser time period as was specified by Servicer), Servicer shall deliver a written notice to each of the Participants stating that no Unanimous Decision or Major Decision, as applicable, has been reached. Notwithstanding anything to the contrary contained in this Agreement, if a particular provision of a Loan Document imposes a reasonableness standard on the Participant, then such standard shall also be applicable to each of the Participants in the exercise of their rights pursuant to Sections 5(c) and (d) to approve or consent to such matter.

(f)        Servicer may resign at any time by giving sixty (60) days’ prior written notice thereof to the Participants; provided, however, that any such voluntary resignation by Servicer shall not be effective until a successor Servicer has been approved and appointed by the Participants in accordance with the terms hereof and approved in writing by the Repurchase Counterparties. Upon any such resignation or removal of Servicer, Participant A shall appoint a successor Servicer with Participant B’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In the event of the occurrence of any gross negligence or willful misconduct of Servicer hereunder, then Servicer may be removed as the Servicer hereunder with the approval of all of the Participants (other than any Participant that is an Affiliate of Servicer) and Repurchase Counterparties, and Participant A shall appoint a successor Servicer with Participant B’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(g)        Notwithstanding the foregoing or anything to the contrary contained herein, in the event that a Repurchase Counterparty (the “Foreclosing Repurchase Counterparty”), its Affiliate, assignee or designee or any third party (such Foreclosing Repurchase Counterparty or other party, a “Successor Participant”) shall succeed to the right, title and interest in and to the Participation of the Participant that is the seller under the

Foreclosing Repurchase Counterparty’s Repurchase Agreement (such Participant, the “Foreclosed Participant”) by foreclosure, transfer-in-lieu thereof or other exercise of remedies by such Foreclosing Repurchase Counterparty under the Foreclosing Repurchase Counterparty’s Repurchase Agreement but the other Repurchase Counterparty (the “Non-Foreclosing Repurchase Counterparty”) has not yet exercised its remedies under the Non-Foreclosing Repurchase Counterparty’s Repurchase Agreement and succeeded to the right, title and interest in and to the Participation of the Participant that is the seller under the Non-Foreclosing Repurchase Counterparty’s Repurchase Agreement (such Participant, the “Non-Foreclosed Participant”), the Non-Foreclosed Participant shall have no further right to exercise any consent or approval rights under this Section 5 or otherwise hereunder and from and after the date that the Successor Participant shall succeed to the interests of the Foreclosed Participant hereunder, such consent and approval rights of the Non-Foreclosed Participant shall instead be exercisable solely by the Non-Foreclosing Repurchase Counterparty (it being acknowledged and agreed that the exercise of any such rights by the Non-Foreclosing Repurchase Counterparty under this Section 5 or otherwise under this Agreement, shall be in addition to and shall not modify or affect any of such Non-Foreclosing Counterparty’s rights under its Repurchase Agreement.).

6.        Protective Advances.

(a)        If, during the continuance of an Event of Default, the holder of more than 50% of the Pro Rata Shares determines that it is necessary to make a protective advance in order to protect and preserve the security for the Loan, or to pay real property taxes or insurance premiums not paid by the Borrower (any such amount, a “Protective Advance”), then such Participant shall give written notice thereof to Servicer and the other Participant, which notice shall set forth the amount of such Protective Advance, the portion thereof payable by each Participant (which shall be such Participant’s Pro Rata Share thereof) and the date (which shall not be less than five (5) Business Days after such notice) on which each Participant shall remit its proportionate share thereof to Servicer, and shall describe in reasonable detail the purposes for such Protective Advance. Servicer shall not be required to make any Protective Advances (but if it elects to do so in accordance with the Servicing Standard at any time prior to receipt of the notice specified above, same shall be reimbursed in accordance with Section 4(c)(i)).

(b)        If any Participant fails to make its proportionate share of any such Protective Advance when due, then (A) Servicer shall notify all of the Participants of the identity of the Participant that failed to make its proportionate share of a Protective Advance; (B) the proportionate share of such Protective Advance made by the contributing Participant shall constitute a “Super-Priority Protective Advance”; and (C) the Participant that has made a Super-Priority Protective Advance may, on notice to the other Participant within two (2) Business Days following the notice from Servicer set forth in clause (A) above, commit to making an additional Protective Advance, which also shall constitute a Super-Priority Protective Advance, equal to the amount of the Protective Advance which was not timely made.

(c)        Upon receipt of the entire amount of any Protective Advance (including any Super-Priority Protective Advances) from the contributing Participant, Servicer shall take all commercially reasonable action to remedy the event for which the Protective Advance is being made on behalf of the Participants.

(d)        No Participant shall have any personal liability to fund any Protective Advance or Super-Priority Protective Advance. All Protective Advances and Super-Priority Protective Advances shall only be reimbursed to the Participant which made such Protective Advances and Super-Priority Protective Advances in accordance with Section 4 and shall not change the Principal Indebtedness or the Pro-Rata Share of any Participant.

(e)        Exercise of Mortgage Loan Purchase Options; Cure Rights.

(i)        In the event that the Mortgage Loan becomes subject to a Purchase Option Event (as such term is defined in the Intercreditor Agreement), the Servicer shall notify each Participant (with a simultaneous copy to GSMC and Citigroup) of such event and each Participant shall have the right, but not the obligation, to participate in the purchase of the Mortgage Loan by providing written notice to the Servicer (with a simultaneous copy to the other Participant, GSMC and Citigroup) within two (2) Business Days of receipt of such notice (each Participant who elects to exercise such right, a “Purchasing Holder” and each Participant who does not elect to exercise such right, a “Non-Purchasing Holder”). Upon the earlier to occur of (A) receipt by the Servicer of responses from each of the Participants with respect to the notice of such event and (B) the expiration of the aforementioned two (2) Business Day period, the Servicer shall provide each Participant with notice (with a simultaneous copy to GSMC and Citigroup) as to whether the other Participant is a Purchasing Holder. Each Purchasing Holder will be required to remit, within one (1) Business Day of receipt of such notice from the Servicer, an amount equal to its pro rata share of the Loan Purchase Price (as such term is defined in the Intercreditor Agreement) based upon the outstanding principal balance of the Participation held by such Purchasing Holder relative to the aggregate of the outstanding principal balances of the Participations held by all Purchasing Holders. Upon the determination of the amount of each Purchasing Holder’s pro rata share of the Loan Purchase Price, any Purchasing Holder may elect not to participate in the purchase of the Mortgage Loan (and thereby become a Non-Purchasing Holder), in which case the amounts required to be paid by the remaining Purchasing Holders shall be adjusted accordingly. Any Purchasing Holder may elect not to participate in the purchase following any readjustment of the amount it is required to pay, and so long as there is a Purchasing Holder who so elects not to participate in the purchase, the amount required to be paid by the remaining Purchasing Holder shall continue to be readjusted. The Servicer shall be required, as directed by the Purchasing Holder, to deliver to lender(s) of the Mortgage Loan the Purchase Option Notice (as such term is defined in the Intercreditor Agreement) pursuant to Section 13 of the Intercreditor Agreement.

(ii)        In the event that the Servicer receives a Senior Loan Default Notice (as such term is defined in the Intercreditor Agreement) triggering the cure rights of the holder of the Loan as provided in Section 11 of the Intercreditor Agreement, the Servicer shall notify each Participant of such cure right within one (1) Business Day of receipt of such Senior Loan Default Notice and each Participant shall have the right to participate in the cure of the Mortgage Loan by providing written notice to the Servicer (with a copy simultaneously to the other Participant, GSMC and Citigroup) within two (2) Business Days of receipt of such notice (each Participant who elects to exercise such right, a “Curing Holder” and each Participant who does not elect to exercise such right, a “Non-Curing Holder”). Upon the earlier to occur of (A) receipt by the Servicer of the responses from each of the Participants with respect to the notice of the aforementioned cure rights and (B) the expiration of the aforementioned two (2) Business

Day period, the Servicer shall provide each of the Participants (with a simultaneous copy to GSMC and Citigroup) with a written list of all such Curing Holders. In the case of a monetary cure, each Curing Holder will be required to remit, within two (2) Business Days or receipt of notice of the list of Curing Holders from the Servicer, an amount equal to its pro rata share of the cure payment based upon the outstanding principal balance of the Participation held by such Curing Holder relative to the aggregate of the outstanding principal balances of the Participations held by all Curing Holders. Upon the determination of the amount of each Curing Holder’s pro rata share of the cure payment to be made, any Curing Holder may elect not to participate in such cure (and thereby become a Non-Curing Holder), in which case the amounts required to be paid by the remaining Curing Holders shall be adjusted accordingly. Any Curing Holder may elect not to participate in the cure following any readjustment of the amount it is required to pay, and so long as there is a Curing Holder who elects not to participate in the cure, the amount required to be paid by the remaining Curing Holders shall continue to be readjusted. In the case of a non-monetary cure, any Participant may cure such default in the manner elected by such Participant.

7.        Buy-Sell.

(a)        If the Participants are unable to reach a Unanimous Decision in accordance with Sections 5(d) hereof, which failure continues for ten (10) days after written notice from either Participant to the other Participant (a “Material Disagreement”), then either Participant (the “Invoking Participant”) may deliver, by written notice to the other Participant (the “Notice Participant”), a written notice (the “Buy/Sell Notice”) specifying a price for the Participations (which price shall be expressed as a percentage of par (the “Pricing Convention”)). Prior to 5:00 p.m., New York time, on the tenth (10th) Business Day after delivery of the initial Buy/Sell Notice (the “Buy/Sell Notice Deadline”), each Participant (including the initial Invoking Participant) shall have the right to deliver to the other Participant one or more subsequent Buy/Sell Notices specifying (in accordance with the Pricing Convention) a higher price for the Participations than was specified in the preceding Buy/Sell Notice, in which case the Buy/Sell Notice containing the highest price for the Participations shall remain in effect and the party delivering such Buy/Sell Notice shall thereafter be deemed to be the “Invoking Participant” hereunder; and the other Buy/Sell Notice(s) shall cease to have any further force and effect, and the party delivering such Buy/Sell Notice(s) shall be deemed to be the Notice Participant hereunder.

(b)        Prior to the later of (x) the Buy/Sell Notice Deadline or (y) 5:00 p.m., New York time, on the second (2nd) Business Day after receipt by the Notice Participant of the final Buy/Sell Notice (the “Buy/Sell Response Date”), the Notice Participant shall deliver to the Invoking Participant a written response irrevocably offering either (x) to purchase all right, title and interest of the Invoking Participant in and to its Participation (a “Buy Response”), (y) to sell to the Invoking Participant all of such Notice Participant’s right, title and interest in and to its Participation (a “Sell Response”), in each case on a servicing released basis for an amount determined in accordance with the Pricing Convention and the respective Pro Rata Shares, plus accrued interest (the “Purchase Price”), or (z) to withdraw from the Material Disagreement, and the buy-sell process, by agreeing that the matter in dispute will be determined by the Invoking Participant (a “Buy/Sell Withdrawal Notice”). If the Notice Participant does not deliver a Buy Response, a Sell Response or a Buy/Sell Withdrawal Notice in a timely manner, the Notice Participant shall be deemed for purposes hereof to have delivered a Buy/Sell Withdrawal Notice.

The “Purchasing Participant” shall be determined in the following manner: (i) if the Notice Participant delivers a Buy/Sell Withdrawal Notice, then there shall be no Purchasing Participant, and the Material Disagreement will be resolved by the Invoking Participant; (ii) if the Notice Participant delivers a Sell Response, then the Invoking Participant shall be the Purchasing Participant; and (iii) if the Notice Participant delivers a Buy Response, then the Notice Participant shall be the Purchasing Participant.

(c)        On the fifth (5th) Business Day after the Buy/Sell Response Date (the “Closing Date”), the selling Participant (the “Selling Participant”) shall transfer and assign to the Purchasing Participant, pursuant to an assignment and assumption agreement reasonably acceptable to the Participants, all right, title and interest of the Selling Participant in respect of its Participation, and shall each make customary representations as to authority, authorization, and good title to the transferred interest; and the Purchasing Participant shall pay to the Selling Participant the applicable Purchase Price by wire transfer of immediately available funds to the account designated by the Selling Participant. At such closing, each Participant shall, at the request of the other, execute and deliver such documents and instruments as the requesting Participant shall reasonably require in order to effect such transfer. All payments received by the Selling Participant on or after the Closing Date in respect of the ownership interest of the Selling Participants in its Participation shall be for the account of the Purchasing Participant. The Selling Participant shall cooperate in facilitating the assignment of its Participation, and the administration thereof, including, without limitation, (i) transferring any funds (including reserves) held in accounts maintained or controlled by the Selling Participant, (ii) delivering Loan related documents, (iii) causing servicing documents to be delivered, and (iv) such other cooperation as the Purchasing Participant reasonably requests to effectuate the intent of this Agreement.

(d)        The Purchasing Participant will assume all obligations of the Selling Participant arising from and after the Closing Date under and in connection with the Loan by written instrument delivered and reasonably satisfactory in form to Selling Participant. To the extent any loss, cost, liability or expense relates to an obligation of the Selling Participant arising prior to the Closing Date, the same shall be borne solely by the Selling Participant, and the Selling Participant shall indemnify, defend, reimburse and hold the Purchasing Participant harmless against any and all such losses, costs, obligations, damages, penalties, actions, judgments, suits, liabilities and expenses which may be asserted against or sustained or incurred by the Purchasing Participant as a result thereof. To the extent any loss, cost, liability or expense relates to an obligation of the Purchasing Participant arising on or subsequent to the Closing Date, the same shall be borne solely by the Purchasing Participant, and the Purchasing Participant shall indemnify, defend, reimburse and hold the Selling Participant harmless against any and all such losses, costs, obligations, damages, penalties, actions, judgments, suits, liabilities and expenses (including reasonable attorneys’ fees) which may be asserted against or sustained or incurred by the Selling Participant as a result thereof.

(e)        If the Purchasing Participant does not pay the Purchase Price when and as required by the terms of this Agreement, interest shall accrue thereon both before and after judgment, to the extent permitted by applicable law, at a rate per annum for each day from and including the day the Purchase Price was due to but excluding the day the amount is paid in full equal to the sum of (x) the Prime Rate from time to time plus (y) five percent (5%), and the

Purchasing Participant shall thereafter have no voting or consent rights hereunder. Such interest shall be payable on demand from time to time and shall be computed on the basis of a 360-day year and actual days elapsed, and shall itself bear interest at the foregoing rate if not paid on demand.

(f)        Notwithstanding the foregoing or anything herein to the contrary, if any Successor Participant shall succeed to the right, title and interest of a Foreclosed Participant hereunder as a result of the exercise of remedies by a Foreclosing Repurchase Counterparty, the Non-Foreclosed Participant shall have no further right to exercise any of its rights under this Section 7 and, from and after the date of transfer of the Foreclosed Participant’s Participation to the Successor Participant, the Non-Foreclosing Repurchase Counterparty shall be entitled to exercise any and all rights of the Non-Foreclosed Participant under this Section 7. If the Non-Foreclosing Repurchase Counterparty shall be the Selling Participant, then the Non-Foreclosed Participant shall be required to sell its Participation to the Purchasing Participant in accordance with the Non-Foreclosing Repurchase Counterparty’s instructions.

8.        Foreclosure; Possession of Pledged Collateral. In the event of a foreclosure sale and subject to the provisions of this Agreement, the Servicer shall have the sole right to bid at the sale on behalf of the Participants and the amount of the bid shall be a Unanimous Decision. Any bid entered by the Servicer in an amount not in excess of the total indebtedness due under the Loan Documents (including, without limitation interest, expenses and all other amounts which are recoverable from the proceeds of the sale) shall be deemed to have been entered on behalf of the Participants. Any acquisition of the Collateral pursuant to the exercise of remedies under the Loan Documents (including, without limitation, by assignment in lieu of foreclosure) shall be taken in a Delaware limited liability company (or any other structure as reasonably required by either Participant so long as such structure does not adversely effect, from a tax perspective or otherwise, the other Participant), the sole members of which shall be the Participants and which limited liability company shall be structured so as to comply with the applicable requirements of the Intercreditor Agreement and the Senior Mortgage Loan Documents (as such term is defined in the Intercreditor Agreement) (the “Foreclosure Property Owning Entity”). The operating agreement for the Foreclosure Property Owning Entity shall be reasonably approved by the Participants and from that time forward, each Participation Interest shall constitute an undivided beneficial interest in the membership interest in the Foreclosure Property Owning Entity with the same rights, interests and priorities (including, without limitation, buy/sell provisions) related to the interests of the Participants provided in this Agreement with respect to the Participants’ Participation Interests. Notwithstanding anything to the contrary contained herein, any Participant will have the right to enter a bid in an amount in excess of the total indebtedness due under the Loan Documents (including, without limitation, interest, expenses and all other amounts which are recoverable from the proceeds of sale) and, if such bid is the successful bid, such Participant shall acquire the collateral for its own account and the other Participant shall have no further interest in the collateral.

9.        Return of Funds. If a court of competent jurisdiction orders, at any time, that any amount received or collected in respect of the Loan must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower, or paid to any other Person, then, notwithstanding any other provision of this Agreement, Servicer shall not be required to distribute any portion thereof to any Participant (unless otherwise so directed by such court), and, to the extent necessary to comply with such court order, each applicable Participant will promptly on demand by Servicer repay to Servicer any portion of any such amounts that Servicer shall have theretofore distributed to such Participant, together with interest thereon at the Participation Rate, which Servicer shall have been required to pay to the Borrower, or such other Person. If, for any reason, Servicer makes any payment to any Participant before Servicer has received the corresponding payment (it being understood that Servicer is under no obligation to do so), and Servicer does not receive the corresponding payment within one (1) Business Day of its payment to the applicable Participant, the applicable Participant will, at Servicer’s request, promptly and, in any event, within five (5) Business Days, return that payment to the Participant (together with interest on such payment paid at the interest rate actually received by such Participant on its Participation Interest for such advance for each day from the making of that payment to the Participant until it is returned to Servicer). Each Participant agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Loan in excess of its distributable share thereof, it will promptly after notice remit such excess to Servicer. Upon prior notice, Servicer shall have the right to offset such amounts against any future payments due to the applicable Participant under the Loan, provided that Servicer shall have no right to deduct or set-off any amounts which may be owed on account of other dealings between Servicer and any Participant or unrelated to the Loan or this Agreement, and provided, further, that each such Participant’s obligations under this Section 9 are separate and distinct obligations from one another and in no event shall Servicer enforce the obligations of any Participant against any other Participant. Each Participant’s obligation under this Section 9 constitutes absolute, unconditional and continuing obligations.

10.        Transfer.

(a)        Each Participant may from time to time Transfer its Participation Interest or any interest therein, except that no Participant may Transfer more than 49% of its Participation Interest to any transferee that is not a Qualified Transferee, nor shall any Participant Transfer any portion of its Participation Interest to a transferee that such Participant has reason to believe, based on reasonable diligence, is an Embargoed Person (or an Affiliate of an Embargoed Person, or controlled by or under common control with an Embargoed Person), Borrower or an Affiliate of Borrower. Following any such Transfer that is permitted hereunder, the transferring Participant shall have no further liability hereunder with respect to the interest so Transferred. Within five (5) Business Days following any such Transfer, the transferring Participant shall provide written notice of such Transfer to the other Participant, which notice shall include the name, address and other notice information for such transferee (“Transfer Notice”). Upon receipt of the Transfer Notice, Servicer shall update Schedule I hereto to include such transferee and notice information relating thereto and distribute such revised Schedule I to each Participant, and such transferee shall be deemed to be a Participant under this Agreement. Until receipt of the Transfer Notice, Servicer will not consider any Transfer valid and may continue to make distributions and service the Loan as if no such Transfer had occurred. The ownership of each Participation Interest shall be registered on a record of ownership maintained by the Servicer. Notwithstanding anything else in this Agreement to the contrary, the right to receive principal or interest payments with respect to a Participation Interest hereunder may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. The Servicer and the Participants shall be entitled to treat the registered holder of each Participation Interest (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in a Participation Interest or hereunder on the part of any other Person or entity.

(b)        Intentionally omitted.

(c)        Notwithstanding anything to the contrary herein and in accordance with Section 15 of the Intercreditor Agreement, each Participant shall have the right to freely pledge or hypothecate all or any portion of its interest in the Loan or to sell all or any portion of its interest in the Loan through a repurchase or other similar arrangement (each such transaction is referred to herein as a “Pledge”; the pledgee or purchaser, as the case may be, is referred to herein as a “Loan Pledgee”), provided the same does not interfere with such Participant’s ability to comply with its obligations hereunder. Original Lender hereby represents and warrants that, with respect to (i) Original Lender’s acquisition of the Promissory Notes, (ii) Original Lender’s issuance of the Participation Interests and (iii) the pledges by Participant A to GSMC pursuant to the Goldman Repurchase Agreement and by Participant B to Citigroup pursuant to the Citigroup Repurchase Agreement, Original Lender has sent a notice substantially in the form of Exhibit E attached hereto and pursuant to the requirements of the Intercreditor Agreement. Upon written notice by a Participant (the “Pledging Participant”) to the other Participant, with a copy to Servicer, that the Pledge has been effected (it being acknowledged by the parties hereto that this provision shall constitute notice of the initial Pledge by Participant A to GSMC and by Participant B to Citigroup), the other Participant agrees to acknowledge receipt of such notice and thereafter agree (a) to give Loan Pledgee written notice of any default by such Pledging Participant under this Agreement or under any of the Loan Documents of which default the other Participant has actual knowledge; (b) to allow Loan Pledgee a period of at least ten (10) days (in respect of a monetary default) and a reasonable period of not less than thirty (30) days (in respect of a non-monetary default) to cure a default by such Pledging Participant in respect of its obligations to the other Participant hereunder or under any of the Loan Documents, but Loan Pledgee shall not be obligated to cure any such default; (c) that no amendment, modification, waiver or termination of any of such Pledging Participant’s rights under this Agreement shall be effective without the written consent of Loan Pledgee which consent shall not be unreasonably withheld; provided, however, that the consent of Loan Pledgee shall not be required unless such Pledging Participant’s consent was required pursuant to the terms of this Agreement to effect such amendment, modification, waiver or termination; (d) that the other Participant shall deliver to Loan Pledgee such estoppel certificate(s) as Loan Pledgee shall reasonably request (substantially in the form required by Section 24 hereof), provided, that any such certificate(s) shall be in form and substance reasonably satisfactory to the other Participant; and (e) that, upon written notice (a “Redirection Notice”) to the other Participant by Loan Pledgee that the Pledging Participant is in default, beyond applicable cure periods, under the Pledging Participant’s obligations to Loan Pledgee pursuant to the applicable credit agreement between such Pledging Participant and Loan Pledgee, and until such Redirection Notice is withdrawn or rescinded by Loan Pledgee, the other Participant shall remit to Loan Pledgee and not to the Pledging Participant, any payments that the other Participant would otherwise be obligated to pay to such Pledging Participant from time to time pursuant to this Agreement or any other agreement between the other Participant and such Pledging Participant that relates to the Loan. Unless a Redirection Notice has been issued and not withdrawn or rescinded, such Pledging Participant shall continue to be entitled to exercise all voting and consent rights under this Agreement, subject to any restrictions contained in the Repurchase Agreements. Participants hereby unconditionally and absolutely release each other from any liability on account of the other Participant’s compliance with any Redirection Notice reasonably believed by such Participant to have been delivered by Loan Pledgee in good faith. Loan Pledgee shall be permitted to fully exercise its rights and remedies against a Pledging Participant, and realize on any and all collateral granted by such Pledging Participant to Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and subject to all of the other Participant’s rights and interests in the Loan and this Agreement, it being expressly understood that while the Loan shall be subject to the Pledge, any exercise of rights under the Pledge shall be subject to the other Participant’s interests in the Loan. In such event, the other Participant shall recognize Loan Pledgee (and any transferee which is also a Qualified Transferee at any foreclosure or similar sale held by Loan Pledgee or any transfer in lieu of such foreclosure), and its successors and assigns, as the successor to the Pledging Participant’s rights, remedies and obligations under this Agreement, the Loan Documents and any such Loan Pledgee or Qualified Transferee shall assume in writing the obligations of the Pledging Participant hereunder accruing from and after such Transfer and agrees to be bound by the terms and provisions hereof (it being agreed that, notwithstanding anything to the contrary contained herein, such Loan Pledgee shall not be required to so assume the Pledging Participant’s obligations hereunder prior to such realization on such collateral). The rights of a Loan Pledgee under this paragraph shall remain effective unless and until such Loan Pledgee shall have notified the other Participant in writing that its interest in the Loan has terminated. All costs and expenses incurred by a party hereto in connection with a Transfer of the other party’s interest in the Loan shall be reimbursed by such transferring party or the Loan Pledgee. All costs and expenses incurred by Participants related to a Pledge shall, to the extent not reimbursed by Borrower, be reimbursed by the Pledging Participant or the Loan Pledgee to such Participant.

(d)        Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Transferee provides financing to a Participant then such Conduit will be a permitted “Loan Pledgee” despite the fact it is not a Qualified Transferee if the following conditions are satisfied:

    (i)        The loan (the “Conduit Inventory Loan”) made by the Conduit to such Participant to finance the acquisition and holding of its Participation Interest and/or interest in the Loan will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

    (ii)        the Conduit Credit Enhancer will be a Qualified Transferee;

    (iii)        such Participant will pledge its Participation Interest to the Conduit as collateral for the Conduit Inventory Loan;

    (iv)        the Conduit Credit Enhancer and the Conduit will agree that, if such Participant defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Participant, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Participant’s Participation Interest and/or interest in the Loan to the Conduit Credit Enhancer; and

    (v)        unless the Conduit is in fact then a Qualified Transferee, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Participation Interest and/or interest in the Loan pledged by such Participant, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Transferee at a foreclosure sale conducted by a Loan Pledgee.

(e)        Notwithstanding anything to the contrary contained herein, each Participant agrees that it will not Transfer its Participation Interest except, in the case of Participant A, to GSMC (or GSMC’s designee), and in the case of Participant B, to Citigroup (or Citigroup’s designee), and that each such Transfer shall only be made pursuant to and in accordance with the applicable Repurchase Agreement. Following the Transfer of a Participation Interest to a Successor Participant resulting from a foreclosure or other exercise of remedies available to a Repurchase Counterparty under its Repurchase Agreement, the Transfer restrictions contained in this Section 10(e) shall no longer apply to the subject Participation Interest; provided, however, that any further Transfer of such Participation Interest by the Successor Participant shall be subject to the remaining terms and conditions of this Section 10.

11.        Representations, Warranties and Agreements.

(a)        Each Participant represents and warrants to the other Participants that (i) the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene in any material respect its organizational documents or any law or contractual restriction binding upon it; (ii) this Agreement is the legal, valid and binding obligation of such Participant enforceable against it in accordance with the terms hereof except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law; (iii) the individual or individuals executing this Agreement and any and all documents contemplated hereby on behalf of such Participant has or have the legal, right, and actual authority to bind such Participant to the terms and conditions contained in this Assignment and in such documents; (iv) the execution and delivery of this Agreement by such Participant, and performance of, and compliance with, the terms of this Agreement by such Participant, will not violate such Participant’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets; (v) such Participant is not an Embargoed Person; and (vi) such Participant has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

(b)        Each Participant agrees that:

(i)        its Participation shall at all times be in certificated form in substantially the same form set forth in Exhibit B hereto;

(ii)       its Participation is, and shall at all times be treated as, a “security” for purposes of the United States Securities Act of 1933, as amended (the “Securities Act”); and

(iii)       its Participation is, and shall at all times be treated as, a “financial asset” for purposes of Article 8 of the Uniform Commercial Code as is in effect in the State of New York as of the date hereof.

(c)        Each Participant represents to the Original Lender that, as of the date hereof, it is:

(i)                 a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, it is acquiring its Participation in reliance on an exemption from registration pursuant to Rule 144A of the Securities Act and it is acquiring its Participation for its own account or for one or more accounts, each of which is a qualified institutional buyer and as to each of which it exercises sole investment discretion;

(ii)          X    an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”), it is acquiring its Participation in reliance on an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D thereunder, and it is acquiring its Participation (i) for its own account (and not for the account of any family or other trust, any family member or any other person), except to the extent of any Transfer of such Participation pursuant to the Citigroup Repurchase Agreement or the Goldman Repurchase Agreement, as applicable, (ii) for the account of a trust that is an Accredited Investor and the signatory hereto is the trustee of such trust or (iii) for one or more accounts, each of which is an Accredited Investor and the signatory hereto is an agent of each such account with express authority to execute this Agreement on behalf of each such account; or

(iii)        a person that is not a “U.S. person” as defined in Regulation S under the Securities Act (“Regulation S”), it is acquiring its Participation in reliance on an exemption from registration pursuant to Regulation S and it is acquiring its Participation for its own account or for one or more accounts, each of which is a non-U.S. Person and as to each of which it exercises sole investment discretion.

(d)        Each Participant represents that if it is a “U.S. person” (as defined in Regulation S):

(i)        it is (please check the appropriate category):

  (1)                 a “qualified purchaser” or a “knowledgeable employee” for purposes of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), purchasing for its own account; or

  (2)          X   a company beneficially owned exclusively by one or more “qualified purchasers” or “knowledgeable employees” with respect to Original Lender;

(ii)      if it has checked (1) in clause (i) above, it has done so because it is:

    (1)               a natural person who owns not less than $5,000,000 in “investments,” as such term has been defined in (and as the value of such investments are calculated pursuant to) 17 C.F.R. § 270.2a51-1 and other relevant rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as of the date hereof;

    (2)             a company that owns not less than $5,000,000 in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

    (3)             a trust that is not covered by clause (2) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who contributed assets to the trust, is a person described in clause (1), (2) or (4); or

    (4)             a person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in “investments”;

(iii)      if it would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof, (i) all of the beneficial owners of its outstanding securities (other than short-term paper) that acquired such securities on or before April 30, 1996 (“pre-amendment beneficial owners”) have consented to its treatment as a “qualified purchaser” and (ii) all of the pre-amendment beneficial owners of a company that would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof and that directly or indirectly owned any of its outstanding securities (other than short-term paper) have consented to its treatment as a “qualified purchaser”;

(iv)      if it is a private investment company that was formed before April 30, 1996, all of its beneficial owners have consented to its treatment as a “qualified purchaser”; and

(v)        (1) it (or if it is acquiring its Participation for any other account, each such account) (A) has made investments prior to the date hereof and was not formed or recapitalized solely for the purpose of investing in its Participation; (B) is not a partnership, common trust fund, or special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; and (C) represents that its Participation (together with any other securities of Original Lender purchased and held directly or indirectly by it) constitute in the aggregate an investment of no more than 40% of its assets or capital; or

(2) it has delivered an opinion of counsel acceptable to Original Lender and its counsel that such purchase will not cause Original Lender to be required to register as an investment company under the Investment Company Act.

(e)         Each Participant agrees that it will provide Original Lender from time to time such information as Original Lender may reasonably request in order to ascertain compliance with clauses (c) and (d) above.

(f)         Each Participant understands that its Participation is being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act.

(g)         In connection with its purchase of its Participation, each Participant (or, if it is acquiring its Participation for any other account, each such account) acknowledges and agrees that:

  (i)        Original Lender is not acting as a fiduciary or financial or investment adviser for it;

  (ii)        its purchase of its Participation will comply with all applicable laws in any jurisdiction in which it resides or is located; and

  (iii)        it is acquiring its Participation as principal solely for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act, except to the extent of any Transfer of such Participation pursuant to the Citigroup Repurchase Agreement or the Goldman Repurchase Agreement, as applicable.

(h)      Each Participant represents that it not a broker-dealer that in the aggregate owns and invests on a discretionary basis less than $25,000,000 in securities of unaffiliated issuers.

(i)        Each Participant understands and agrees that:

  (i)        an investment in its Participation involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances;

  (ii)        its Participation is highly illiquid and is not suitable for short-term trading and that no secondary market for such Participation is likely to develop;

  (iii)        distributions on its Participation are not guaranteed, but are dependent on the performance of the Loan and other assets or investments held by the Borrower; and

  (iv)        due to the structure of the transaction and the performance of the Loan and other assets or investments held by the Borrower, it is possible that payments on its Participation may be deferred, reduced or eliminated entirely.

(j)        Each Participant understands and agrees that:

  (i)        its Participation has not been and will not be registered under the Securities Act;

  (ii)        significant restrictions apply to transfers of its Participation (as set forth in Section 10), and such restrictions could adversely affect its ability to sell or otherwise dispose of such Participation;

(iii)        it is familiar with such restrictions and confirms that its acquisition of its Participation complies with such restrictions;

(iv)        any purchaser or other transferee of its Participation from it will be required to comply with such restrictions, and that any purported transfer of its Participation to a purchaser that does not comply with the transfer restrictions set forth in Section 10 shall be void ab initio; and

(iv)        it will provide notice of such restrictions to any prospective purchaser or other transferee.

(k)        Each Participant acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any State securities laws for resale of its Participation.

(l)        Each Participant agrees that it will not, at any time, offer to buy or offer to sell its Participation by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(m)        Each Participant confirms that, if it is acquiring its Participation for any other account (assuming that such Participant is not doing so solely by reason of any Transfer of such Participation pursuant to the applicable Repurchase Agreements):

   (i)        it has sufficient compliance and other internal control systems to ensure that each account for which it is acting:

      (1)        is a sophisticated investor;

      (2)        has such knowledge and experience in financial and business matters that such account is capable of evaluating the merits, risks and suitability (including for tax, legal, regulatory, accounting and other financial purposes) of its prospective investment in such Participation and/or has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary;

      (3)        has made its own investment decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and has determined that an investment in such Participation is suitable and appropriate for it;

      (4)        understands that an investment in such Participation is an investment in the Loan;

      (5)        has no need for liquidity with respect to such Participation and no need to dispose of its interest in such Participation or portion thereof to satisfy any existing or contemplated indebtedness, obligations or other undertaking, and the aggregate amount to be paid by such account to purchase such Participation (or any interest therein) is not disproportionate to such account’s net worth;

      (6)        is able to bear any loss in connection with such Participation (including loss of the entirety of such account’s original principal investment) and is otherwise capable and willing to assume such risks; and

      (7)        in making such investment is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Borrower, each other Participant or any of their agents other than any representations expressly set forth in a written agreement with such party;

(ii)        it is responsible for ensuring that, prior to its investment in its Participation, each account for which it is acting has adequate access to such financial and other information concerning the Borrower, each other Participant and such Participation as such account has deemed necessary to make its own independent decision to purchase such Participation (or an interest therein) and is adequately informed of all risks relating to investment in its Participation;

(iii)        each investment in its Participation by an account for which it is acting will, at the time of making such investment, be in compliance with all laws and regulations of any jurisdiction applicable to the investment by such account; and

(iv)        it has obtained representations, warranties and agreements in the terms set forth in this Agreement from each account for which it is acting as if each reference to “the Participant” herein were a reference to such account.

12.        Intentionally Omitted.

13.        Independent Analysis of Each Participant. Each Participant acknowledges that it has, independently and without reliance upon representations made by any other Participant (except to the extent expressly set forth herein) and each Participant acknowledges and agrees that any information provided to such Participant and based on such documents and information as such Participant has deemed appropriate, made its own credit analysis and decision to purchase its Participation Interest. Each Participant acknowledges that neither Original Lender, Servicer nor any other Participant shall have any responsibility for (i) the collectability of the Loan, (ii) the execution, validity, enforceability or legal effect of any of the Loan Documents, (iii) the validity, sufficiency, priority or effectiveness of the lien created or to be created by the Loan Documents, or (iv) the financial condition of Borrower or any guarantor; and that except as expressly set forth herein, no other Participant has made any representations or warranties with respect to the Loan, the Property or Borrower. Each Participant assumes all risk of loss in connection with its Participation Interest from the failure or refusal of Borrower to pay interest, principal or other amounts due under the Loan, defaults by Borrower under the Loan Documents or the unenforceability of any of the Loan Documents.

14.        Holders. Servicer may deem and treat the Participants as the absolute owner or purchaser of its related Participation Interest for all purposes hereof until it shall have been furnished with a Transfer Notice in accordance with Section 10. Servicer may rely on each Transfer Notice without investigation.

15.        Limited Liability; Indemnity. Neither Servicer nor any of their Affiliates nor any of the directors, officers, employees or agents thereof shall be under any liability to any Participant or any third party for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Servicer against any liability which would otherwise be imposed on Servicer by reason of Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties as servicer hereunder. Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. Servicer and any director, officer, employee or agent thereof shall be indemnified and held harmless by each Participant on a pro rata basis according to their respective Pro Rata Shares against any claim, action, suit, damage, loss, liability, cost or expense incurred (including reasonable attorneys’ fees, in connection with any claim, action, suit, investigation or proceeding and any expense for which Servicer has not been reimbursed by Borrower) arising out of or relating to this Agreement, the Note or any other Loan Document, Servicer’s performance hereunder, or any specific action which the Participants authorizing or requesting Servicer to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of Servicer’s willful misfeasance, bad faith or gross negligence. Notwithstanding the exception set forth in the preceding sentence, in the event that Servicer sustains any loss, liability or expense by reason of such exception and which results from any overcharges to Borrower under the Loan, to the extent that such overcharges were collected by Servicer and remitted to the Participants, the Participants shall promptly remit such overcharge to Borrower after the Participants’ receipt of written notice from Servicer regarding such overcharge. In the case of any matter indemnified hereunder, Servicer shall, upon prior notice to each Participant, be indemnified first from amounts available to be distributed to the Participants and then from the Participants in accordance with their respective Pro Rata Share.

The Participants and any director, officer, employee or agent thereof shall be indemnified and held harmless by Servicer against any loss, liability or expense incurred, including reasonable attorneys’ fees, by reason of Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or breach of the Servicing Standard.

No Participant shall have any liability to the other Participant with respect to their respective Participation Interests, except with respect to acts or omissions caused by or resulting from the gross negligence or willful misconduct of such Participant.

The provisions of this Section shall survive any termination of the rights and obligations of Servicer hereunder.

16.        Termination; Survival. During such time as the performance of any obligations of the Participants under each of the Repurchase Agreements and Transaction Documents (as such term is defined in each Repurchase Agreement) are outstanding (including, but not limited to, the repayment by the Participants to the Repurchase Counterparties of all Repurchase Obligations (as such term is defined in each Repurchase Agreement)), this Agreement shall not be terminated by the Participants and/or Original Lender. Subject to the preceding sentence, this Agreement shall terminate upon the earlier to occur of (i) the full and final payment of the Loan, together with the satisfaction in full of all the obligations hereunder; or (ii) the written agreement of each Participant; provided, however, that the provisions of Sections 9, 13 and 15 shall survive such termination. Provided that no default or event of default shall exist under this Agreement or each Repurchase Agreement and upon (i) the termination of each Repurchase Agreement, (ii) the performance of all obligations by the Participants under their respective Repurchase Agreements and Transaction Documents and (iii) the repayment by the Participants to the Repurchase Counterparties of all Repurchase Obligations, all rights of the

Repurchase Counterparties under this Agreement, including, but not limited to, any notice or approval rights, shall terminate; provided, however, that in the event either or both of the Repurchase Agreements are terminated but subsequently reinstated (either as a result of a bankruptcy of either Participant or otherwise), then all of the rights of the Repurchase Counterparties under this Agreement, together with any representations, warranties and covenants hereunder, shall also be reinstated.

17.        Withholding Taxes. Each Participant represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Servicer such forms, certifications, statements and other documents as Servicer may reasonably request from time to time to evidence such Participant’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Servicer to comply with any applicable laws relating thereto. Servicer shall not be obligated to make any payments hereunder to such Participant in respect of the Loan until such Participant shall have furnished to Servicer the requested form, certification, statement or document. Each Participant represents and warrants that it is responsible for paying and withholding any tax it is required to pay in connection with payments and distributions made hereunder and acknowledges that Servicer does not have any obligation to make such withholding. To the extent Participant is required to make such withholding or pay a tax and fails, Participants shall indemnify Servicer as provided in Section 15 hereunder.

18.        No Joint Venture. Neither the execution of this Agreement, nor any of the arrangements provided for herein including, without limitation, any agreement to share in payments or losses as provided herein, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between the parties to this Agreement.

19.        Acknowledgement by Parties Hereto. The agreement to and acceptance of this Agreement by the parties hereto, indicated by the execution of this Agreement, shall evidence each party’s acceptance of all the terms and conditions of this Agreement.

20.        Right to Transact Other Business. Each Participant and/or any of their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, their partners, or any other Person without any duty to account therefor to the other Participants, as the case may be, provided that no such transaction with Borrower shall be permitted if same is in violation of the Loan Documents.

21.        Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed at the addresses specified on Schedule I hereto as updated and distributed to all parties hereto from time to time.

22.        Entire Agreement. This Agreement supersedes all previous agreements, oral or written, among the parties hereto with respect to the subject matter hereof.

23.        Modifications and Amendments. This Agreement may not be modified or amended orally or waived or modified in any manner except as expressly set forth herein. All modifications or amendments shall be by an agreement in writing signed by the party against whom enforcement is sought.

24.        Estoppels. Each Participant shall, upon the request of any of the other Participants, deliver to the requesting Participant a written certification certifying the amount of each Participant’s Participation Interest in the Loan, whether the Participant providing the certification has transferred or encumbered its Participation Interest and if so, the details relating to such transfer or encumbrance, and such other matters regarding such Participant’s Participation Interest and this Agreement as any such Participant may reasonably request.

25.        Prohibition of Fundamental Changes.

(a)        Neither Participant shall voluntarily enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that either Participant may merge or consolidate with any other Person if (a) such Participant is the surviving entity, (b) after giving effect thereto, one hundred percent (100%) of the legal and beneficial membership interest in such Participant continues to be owned directly or indirectly by KBS Trust, and (c) after giving effect thereto, no default or event of default would exist hereunder or under the Repurchase Agreements. Neither Participant shall issue any membership interests in itself nor permit KBS Trust to allow Original Lender to assign or transfer all or any portion of its membership interests in either Participant, except to an entity that is a direct or indirect wholly owned subsidiary of KBS Trust and that assumes the obligations of Original Lender under this Agreement, and further provided that no such assignment or transfer shall affect the legal status of either Participant or KBS Trust. Anything in this Agreement to the contrary notwithstanding, one hundred percent (100%) of the legal and beneficial membership interest in each Participant shall at all times be owned directly or indirectly by KBS Trust, and KBS Capital Markets Group LLC and KBS Capital Advisors LLC shall at all times respectively serve as dealer manager and advisor to KBS Trust.

(b)        The subject Participant shall give written notice to the Servicer, the other Participant and each of the Repurchase Counterparties no later than five (5) Business Days prior to effecting any change in the organizational structure of either Participant, to the extent permitted under Section 25(a) hereof and under each Participant’s respective Repurchase Agreement, whereby (i) one hundred percent (100%) of the legal and beneficial membership interest in such Participant shall no longer be owned by Original Lender, or (ii) one hundred percent (100%) of the legal and beneficial membership interest in Original Lender shall no longer be owned by KBS Limited Partnership, a Delaware limited partnership, or (iii) one hundred percent (100%) of the legal and beneficial partnership interest in KBS Limited Partnership shall no longer be owned by KBS Trust.

26.        Miscellaneous.

(a)        This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with and be governed by the laws of the State of New York.

(b)        Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts for any such action or proceeding. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives the right, and agrees not, to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Participant or any holder of the Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

(c)        It is the intent of the parties hereto that the Participation Interests are participating beneficial ownership interests of the type and nature contemplated by 11 U.S.C. Section 541(d) of the United States Bankruptcy Code.

(d)        This Agreement may be executed in any number of duplicates and counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(e)        In case any provision in or obligation under this Agreement, the Loan Agreement, the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first above written.

ORIGINAL LENDER:

KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,

By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership, its manager

	By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

		By:	/s/ Charles J. Schreiber, Jr.
			Name:	Charles J. Schreiber, Jr.
			Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first above written.

PARTICIPANT A:

KBS GKK PARTICIPATION HOLDINGS I, LLC,
a Delaware limited liability company

By:	KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company, its sole member

	By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership,
its manager

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

			By:	/s/ Charles J. Schreiber, Jr.
Name: Charles J. Schreiber, Jr.
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first above written.

PARTICIPANT B:

KBS GKK PARTICIPATION HOLDINGS II, LLC,
a Delaware limited liability company

By:	KBS DEBT HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

	By:	KBS LIMITED PARTNERSHIP,
a Delaware limited partnership
its manager

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation,
its sole general partner

			By:	/s/ Charles J. Schreiber, Jr.
				Name:	Charles J. Schreiber, Jr.
				Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first above written.

SERVICER:

ARCHON GROUP, L.P.
a Delaware limited partnership

By:	/s/ Authorized Signatory
Name:
Title:

EXECUTIVE VERSION

EXHIBIT A

Inventory of Loan Documents Held by Participant A

(All documents are dated as of April 1, 2008 unless otherwise indicated. All defined terms used in this Exhibit A shall have the meanings ascribed to them for purposes of this Exhibit A only.)

1.        Amended and Restated Senior Mezzanine Loan Agreement between the borrowers named therein (“Senior Mezzanine Borrower”), Goldman Sachs Mortgage Company (“Goldman”) and Citicorp North America, Inc. (“Citigroup”; together with Goldman, collectively, “Senior Mezzanine Lender”), effective as of August 22, 2008;

2.        Amended and Restated Mezzanine Promissory Note A-1 (Senior Mezzanine Loan) made by Senior Mezzanine Borrower in favor of Goldman, effective as of August 22, 2008;

3.        Allonge to Amended and Restated Mezzanine Promissory Note A-1 from Goldman to KBS Debt Holdings, LLC (“KBS”), dated August 22, 2008;

4.        Allonge to Amended and Restated Mezzanine Promissory Note A-1 by KBS, in blank;

5.        Amended and Restated Mezzanine Promissory Note A-2 (Senior Mezzanine Loan) made by Senior Mezzanine Borrower in favor of Citigroup, effective as of August 22, 2008;

6.        Allonge to Amended and Restated Mezzanine Promissory Note A-2 from Citigroup to KBS, dated August 22, 2008;

7.        Allonge to Amended and Restated Mezzanine Promissory Note A-2 by KBS, in blank;

8.        Intercreditor Agreement, dated as of August 22, 2008, by and among Senior Mezzanine Lender and SLG (as defined below), as senior lender and junior mezzanine lender, and Senior Mezzanine Lender, as senior mezzanine lender;

9.        Collateral Assignment of Interest Rate Cap Agreement (Mezzanine) between GKK Stars Acquisition LLC and Senior Mezzanine Lender as successor-in-interest to Goldman Sachs Commercial Mortgage Capital, L.P. (“GSCMC”), Citigroup and SL Green Realty Corp. (“SLG”; together with GSCMC and Citigroup, collectively, “Original Senior Mezzanine Lender”);

10.        Environmental Indemnity Agreement (Mezzanine) by Gramercy Capital Corp. (“Gramercy”) and Senior Mezzanine Borrower in favor of Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender;

11.        Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine) by First States Management Corp., L.P. (“Property Manager”) for the benefit of Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender;

12.        Contribution Agreement by Senior Mezzanine Borrower and Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender;

13.        Cash Management Agreement (Mezzanine) among LaSalle Bank National Association, Senior Mezzanine Borrower and Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender;

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14.        Pledge and Security Agreement (Upper Tier) by GKK Stars Acquisition LLC and First States Group, L.P. (“FSG”) in favor of Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender;

15.        Pledge and Security Agreement (Lower Tier) by the pledgors listed therein in favor of Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender;

16.        Deposit Account Control Agreement among Bank of America, N.A. (“Lockbox Bank”), FSG, Gramercy and Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender;

17.        Cooperation Agreement (Mezzanine) by Senior Mezzanine Borrower and Gramercy in favor of Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender;

18.        Guaranty (Mezzanine) by Gramercy in favor of Senior Mezzanine Lender as successor in interest to Original Senior Mezzanine Lender; and

19.        Assignment and Assumption Agreement by Senior Mezzanine Lender, as assignor, to KBS, as assignee, dated August 22, 2008.

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